WHITMAN EDUCATION GROUP, INC.

                       Nonqualified Stock Option Agreement

                                   (Employee)


1. Grant of Options. In accordance with and subject to the terms and conditions of (a) the Whitman Education Group, Inc. 1996 Stock Option Plan, as it may be amended from time to time (the "Plan"), and (b) this Nonqualified Stock Option Agreement (the "Agreement"), Whitman Education Group, Inc., a Florida corporation (the "Company"), grants to the optionee identified on Schedule I attached hereto (the "Optionee") a nonqualified stock option (the "Plan Option") to purchase the number of shares (the "Shares") of its Common Stock, no par value, set forth on Schedule I, at the option price as set forth in Schedule I. In addition, subject to the terms and provisions of this Nonqualified Stock Option Agreement, the Company also grants to the Optionee a nonqualified stock option (the "Additional Option") to purchase the additional number of Shares as described on Schedule I. The Additional Option shall also be subject to sections 11, 12, 13, 14, 15, 18 and 24 of the Plan. (The "Plan Option" and the "Additional Option" are hereinafter collectively referred to as the "Options").

2. Acceptance by Optionee. The exercise of the Options or any portion thereof is conditioned upon acceptance by the Optionee of the terms and conditions of this Agreement, as evidenced by the Optionee's execution of Schedule I to this Agreement and the delivery of an executed copy of Schedule I to the Company.

3. Vesting of Options. The Options shall become exercisable in accordance with the vesting schedule set forth in Schedule I. In the event that the Optionee's employment with the Company or its subsidiaries is terminated prior to the date on which the Options or any portion thereof become vested, the non-vested portion of the Options will be void, and will not become exercisable by the Optionee.

4.   Expiration  of Options.  The Options  shall expire on the date set forth in
     Schedule I, and may not be exercised after such date.

5. Procedure for Exercise. The Options may be exercised for the number of Shares specified in a written notice delivered to the Company at least ten days prior to the date on which purchase is requested, accompanied by full payment in cash or check, in the manner and subject to the terms and conditions set forth in the Plan. Notwithstanding the foregoing, the Options may not be exercised as to less than ten Shares at any time, or, if less than ten Shares, the number of Shares subject to the Options. If any applicable law requires the Company to take any action with respect to the Shares specified in such notice, or if any action remains to be taken under the Articles of Incorporation or Bylaws of the Company to effect due issuance of the Shares, then the Company shall take such action and the day for delivery of such Shares shall be extended for the period necessary to take such action. Neither the Optionee nor any other person entitled to exercise the Options shall be, or have any rights or privileges of, a shareholder of the Company in respect of any of the Shares issuable upon exercise of the Options, unless and until the Shares are issued to the Optionee.


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6.   No Right to Employment.  The issuance of the Options or any Shares pursuant to the Options shall not give the Optionee any right to be employed or retained in the employ of the Company nor shall it affect the right of the Company to discharge or discipline the Optionee or the right of the Optionee to terminate his or her employment.

7. Representations as to Purchase of Shares. As a condition of the Company's obligation to issue Shares upon exercise of the Options, if requested by the Company, the Optionee shall, concurrently with the delivery of the stock certificate representing the Shares so purchased, give such written assurance to the Company, in the form and substance that its counsel reasonably requests, to the effect that the Optionee is acquiring the Shares for investment and without any present intention of reselling or redistributing the same in violation of any applicable law. In the event that the Company elects to register the Shares under the Securities Act of 1933 and any applicable state laws, the issuance of such Shares shall not be subject to the restrictions contained in this paragraph 7.

8. Compliance With Applicable Law. The issuance of the Shares pursuant to the exercise of these Options is subject to compliance with all applicable laws, including without limitation, laws governing withholding from employees and nonresident aliens for income tax purposes.

     IN WITNESS HEREOF, the Company has caused this Agreement to be executed as of the Date of Grant set forth in Schedule I.


                                                   WHITMAN EDUCATION GROUP, INC.



                                                  /s/ Randy S. Proto
                                                  ------------------------------
                                                  Randy S. Proto, President


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                                   SCHEDULE I

                       Nonqualified Stock Option Agreement

                                   (Employee)


Name of Optionee:     Richard C. Pfenniger, Jr.


                          Granted Under the Plan     Granted Outside the Plan
                          ----------------------     ------------------------
                              (Plan Option)             (Additional Option)

Number of Shares:                115,000                       185,000

Option Price per Share:           $5.25                         $5.25

Date of Grant:                March 3, 1997                 March 3, 1997

Expiration Date:              March 2, 2004                 March 2, 2004

Vesting Schedule:         25% of the Number of Shares  25% of the Number of
                          on each of the first four    Shares on each of the
                          anniversary dates of the     first four anniversary
                          Date of Grant.               dates of the Date of
                                                       Grant.




     The undersigned agrees to the terms and conditions of the Nonqualified Stock Option Agreement of which this Schedule I is a part, and with respect to the Options, acknowledges receipt of the prospectus relating to the Plan and of the Company's most recent annual report to shareholders.

                                                  /s/  Richard C. Pfenniger, Jr.
Date Accepted: September 8, 1998                  ______________________________
                                                  Richard C. Pfenniger, Jr.
                                                  4400 Biscayne Boulevard
                                                  Miami, Florida 33137
                                                  Social Security No.###-##-####